
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

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
/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                        AETNA LIFE AND CASUALTY COMPANY
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                        AETNA LIFE AND CASUALTY COMPANY
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

1995 Aetna Proxy Statement
Notice of Annual Meeting

                                                                          [LOGO]

TABLE OF CONTENTS
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General Information............................................................     2
I.   Election of Directors.....................................................     2
     Nominees for Directorships................................................     3
     Compensation and Other Information Regarding Directors....................     8
     Committees of the Board...................................................     8
     Certain Transactions and Relationships....................................    10
     Security Ownership of Certain Beneficial Owners, Directors, Nominees and
     Executive Officers........................................................    11
     Executive Compensation....................................................    14
     Summary Compensation Table................................................    14
     Stock Option Grants Table.................................................    16
     Stock Option Exercises and December 31, 1994 Stock Option Value Table.....    17
     Long-Term Incentive Awards Table..........................................    18
     Pension Plan..............................................................    19
     Other Agreements..........................................................    19
     Report of the Committee on Compensation and Organization..................    20
     Corporate Performance Graph...............................................    22
II.  Appointment of Auditors...................................................    23
     Other Information and 1996 Shareholder Proposals..........................    23
     Annual Report.............................................................    23
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

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[Logo]                   AETNA LIFE AND CASUALTY          RONALD E. COMPTON
                         COMPANY                          Chairman
                         151 Farmington Avenue
                         Hartford, Connecticut 06156
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To Our Shareholders:

The 1995 Annual Meeting of Shareholders will be held on Friday, April 28, 1995 at 9:30 a.m. at our Corporate Headquarters in Hartford, Connecticut, and I hope you will attend.

The matters expected to be acted on at the meeting are described in detail in the attached Notice of Annual Meeting of Shareholders and Proxy Statement. In addition to specific agenda items, we will discuss generally the operations of Aetna. We welcome any questions you have concerning Aetna and will provide time during the meeting for questions from shareholders.

If you are unable to attend the Annual Meeting, it is still important that your shares be represented. Please sign and date the enclosed Proxy Card and return it as soon as possible in the envelope provided.

[Sig]

Ronald E. Compton
Chairman
March 17, 1995

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[Logo]                   AETNA LIFE AND CASUALTY          LUCILLE M.
                         COMPANY                          NICKERSON
                         151 Farmington Avenue            Vice President and
                         Hartford, Connecticut 06156      Corporate
                                                          Secretary
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Aetna Life and Casualty Company will be held at the Corporate Headquarters of the Company, 151 Farmington Avenue, Hartford, Connecticut, on Friday, April 28, 1995 at 9:30 a.m. for the following purposes:

1. To elect a Board of Directors for the coming year;

2. To approve the appointment of KPMG Peat Marwick LLP as independent auditors for the current calendar year; and

3. To transact any other business that may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on February 24, 1995 as the record date for determination of the shareholders entitled to vote at the meeting or any adjournment thereof.

It is important that your shares be represented at the meeting. Please sign, date and return the enclosed Proxy Card as soon as possible in the envelope provided. Shareholders who attend the meeting may revoke their proxies and vote in person.

By order of the Board of Directors,

[Sig]

Lucille M. Nickerson
Vice President and Corporate Secretary

March 17, 1995

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Aetna Life and Casualty Company (the Company) for the Annual Meeting of Shareholders to be held at the Company's Corporate Headquarters on April 28, 1995. The Proxy Statement and the enclosed Proxy Card are being mailed to shareholders on or about March 17, 1995. The term "Aetna Life & Casualty" refers collectively to the Company and three of its principal subsidiaries: Aetna Life Insurance Company, The Aetna Casualty and Surety Company and The Standard Fire Insurance Company.

     Shareholders of record of the Company's Common Capital Stock without par value (Common Stock) at the close of business on February 24, 1995 will be entitled to vote at the meeting. On that date, 112,696,901 shares of Common Stock were outstanding. Each such share is entitled to one vote.

     At this time, the Directors are not aware of any matters that may be properly presented for consideration at the Annual Meeting, other than those outlined in the Notice of the meeting. If other matters are properly presented for consideration, the persons named on the Proxy will vote on those matters according to their best judgment.

     The giving of a Proxy does not affect a shareholder's right to vote in person at the meeting since the Proxy may be revoked at any time before it is voted. A properly executed Proxy that is not revoked will be voted according to the instructions on the Proxy. If no instruction is given for any matter to be voted upon, the shares represented by the Proxy will be voted on that matter in the manner described on the following pages.

     Any full shares held for you under the Company's Dividend Reinvestment and Stock Purchase Plan have been included in the shares shown on the enclosed Proxy. Fractional interests in shares cannot be voted under Connecticut law.

     Votes are counted by tellers of the Company's Transfer Agent. These tellers will canvass the shareholders present in person at the Annual Meeting, count their votes and count the votes represented by proxies presented. Abstentions and broker nonvotes are counted for purposes of determining the number of shares represented at the meeting, but are deemed not to have voted on a proposal. Broker nonvotes occur when a broker nominee (which has voted on one or more matters at the meeting) does not vote on one or more other matters at the meeting because it has not received instructions to so vote from the beneficial owner and does not have discretionary authority to so vote.

I. ELECTION OF DIRECTORS

Nominations for ten directorships will be made at the Annual Meeting. However, in the event any Nominee becomes unavailable for election, the Board of Directors will reduce the number of directorships prior to the meeting. The terms of office for all elected Directors will run until the next Annual Meeting and until their successors are duly elected and qualified. Unless directed to the contrary, the shares represented by the enclosed Proxy will be voted FOR the election of the ten Nominees listed on the following pages (the Nominees). With the exception of Mrs. Hancock, each Nominee was elected by the shareholders at the 1994 Annual Meeting. If the number of directorships is reduced as provided above, the shares represented by the enclosed Proxy will be voted for the election of the remaining Nominees.

     To be elected a Director, a Nominee must receive the affirmative vote of a majority of the shares represented at the meeting which are entitled to vote. Of the Nominees who receive such votes, the ten individuals (or lesser number equal to the number of remaining directorships if the Board has decreased the number of directorships as provided above) receiving the greatest number of votes will be elected Directors.

     With the exception of Mrs. Hancock, all Nominees are currently Directors of the Company. All Nominees other than Mrs. Hancock also are Directors of Aetna Life Insurance Company, The Aetna Casualty and Surety Company and The Standard Fire Insurance Company (wholly-owned subsidiaries of the Company).

     In accordance with the Company's Director retirement policy, John F. Donahue, a Director since 1987, and David M. Roderick, a Director since 1975, are not standing for reelection at the Annual Meeting.

     The following pages list the names and ages of the Nominees as of the date of the Annual Meeting, the year each first became a Director of the Company, the principal occupation and principal business directorships of each as of March 13, 1995, a brief description of the business experience of each for at least the last five years, and the Board Committees of which each Nominee is a member.

NOMINEES FOR DIRECTORSHIPS

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Wallace Barnes, 69
(Director since 1971)

Mr. Barnes is Chairman of the Board of Barnes Group Inc. (manufacturer of precision springs and aerospace components, and distributor of repair and maintenance consumables). He retired as Chairman and Chief Executive Officer of Barnes Group in 1991, having held various senior executive positions with that company since 1960. Additionally, Mr. Barnes serves as Chairman of the Board of Rohr, Inc. (aircraft parts and equipment). He also is a director of Loctite Corporation (specialty chemicals), Rogers Corporation (polymer chemistry and process technology for engineering materials and components) and Tradewind Turbines Inc. (converter of aircraft to turbine power). Mr. Barnes is Chairman of the Committee on Corporate Public Involvement and a member of the Committee on Compensation and Organization and the Executive Committee.

- ---------------------------

[insert picture]

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Ronald E. Compton, 62
(Director since 1988)

Mr. Compton is Chairman, President and chief executive officer of Aetna Life & Casualty. Since joining Aetna in 1954, Mr. Compton has held various positions of increasing responsibility. He served as Senior Vice President from March 1987 to November 1987 when he was named Executive Vice President. Mr. Compton became President on July 1, 1988 and assumed the additional position of Chairman and chief executive officer on March 1, 1992. Mr. Compton is Chairman of the Executive Committee and the Investment Committee, and a member of the Committee on Corporate Public Involvement and the Finance Committee.

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[insert picture]

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William H. Donaldson, 63
(Director since 1977)

Mr. Donaldson is Chairman and Chief Executive Officer and a director of the New York Stock Exchange, Inc. From 1980 through 1990, he was Chairman and Chief Executive Officer of Donaldson Enterprises Incorporated (private investing firm). Mr. Donaldson is a director of Honeywell Inc. (electronic automation and control systems) and Philip Morris Companies Inc. (consumer products). A former Dean of the Yale Graduate School of Management, he also served as U.S. Under Secretary of State and Counsel to the Vice President of the United States. Mr. Donaldson is a co-founder and former chief executive of the investment banking firm of Donaldson, Lufkin & Jenrette, Inc. and the investment management firm, Alliance Capital Management Corp. Mr. Donaldson is Chairman of the Nominating and Corporate Governance Committee and a member of the Audit Committee, the Executive Committee and the Investment Committee.

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[insert picture]

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Barbara Hackman Franklin, 55
(Director from 1979 to 1992, and since 1993)

Miss Franklin is President and Chief Executive Officer of Barbara Franklin Enterprises (consulting and investment). From 1992 to 1993, Miss Franklin served as U.S. Secretary of Commerce. Before her appointment, she was President and Chief Executive Officer of Franklin Associates (Washington-based management consultants), a firm she founded in 1985. Miss Franklin also served: four terms on the Advisory Committee for Trade Policy and Negotiations; as Alternate Representative to the 44th Session of the United Nations General Assembly; as a public member of the Board of the American Institute of Certified Public Accountants and the Board of the Auditing Standards Board Planning Committee; and as an advisor to the Comptroller General of the United States. From 1979 to 1989, she was a Senior Fellow of The Wharton School of the University of Pennsylvania and, from 1980 to 1988, was the Director of the Wharton Government and Business Program. Miss Franklin also is a director of AMP Incorporated (electrical and electronic connection devices) and The Dow Chemical Company (chemicals and chemical products). Miss Franklin is Chairman of the Audit Committee and a member of the Finance Committee and the Nominating and Corporate Governance Committee.

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[insert picture]

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Earl G. Graves, 60
(Director since 1994)

Mr. Graves is Chairman and Chief Executive Officer of Earl G. Graves, Ltd. (a multi-faceted communications company) and is the Publisher of Black Enterprise magazine which he founded in 1970. Additionally, since 1990, Mr. Graves has served as Chairman and Chief Executive Officer of Pepsi-Cola of Washington, D.C., L.P. (a PepsiCo bottling franchise). Further, Mr. Graves is a general partner of Egoli Partners, L.P. (general partner of New Age Beverages, the PepsiCo franchise in South Africa). Mr. Graves also is a director of AMR Corporation and its subsidiary, American Airlines, Inc., Chrysler Corporation (automotive manufacturer), Federated Department Stores Inc. (retailer) and Rohm and Haas Company (specialty chemicals and plastics). In addition, he serves as a volunteer on the following Boards: the New York State Urban Development Corporation, New American Schools Development Corporation, Center for Communications, and the American Museum of Natural History and Planetarium. Mr. Graves is a Trustee of Howard University, a member of the Executive Committee of the Council on Competitiveness, and is on the Executive Board of the National Office of the Boy Scouts of America serving as Vice President of Relationships and Marketing. Mr. Graves is a member of the Audit Committee, the Committee on Corporate Public Involvement and the Investment Committee.

- ---------------------------

[insert picture]

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Gerald Greenwald, 59
(Director since 1993)

In July 1994, Mr. Greenwald became Chairman and Chief Executive Officer of UAL Corporation, the parent company of United Airlines (UAL). From 1979 to 1990, Mr. Greenwald held various executive positions with Chrysler Corporation (automotive manufacturer), serving as Vice Chairman of the Board from 1988 to May 1990 and as Chairman of Chrysler Motors from 1985 to 1988. In 1990, Mr. Greenwald served as Chief Executive Officer of the United Employee Acquisition Corporation in connection with the proposed 1990 employee acquisition of UAL. From 1991 to 1992, he was a Managing Director of Dillon, Read & Co. (investment banking) and, from 1992 to 1993, he was President and Deputy Chief Executive Officer of Olympia & York Developments Ltd. (Canadian real estate company). Mr. Greenwald then served as Chairman and Managing Director of Tatra Truck Company (producer of trucks in the Czech Republic) from 1993 to 1994. Mr. Greenwald is a Trustee of Princeton University. Mr. Greenwald is a member of the Audit Committee, the Finance Committee and the Nominating and Corporate Governance Committee.

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[insert picture]

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Ellen M. Hancock, 52
(New Nominee)

Mrs. Hancock is a former Senior Vice President and Group Executive of International Business Machines Corporation (information-handling systems, equipment and services). Mrs. Hancock joined IBM in 1966 and served in various staff, managerial and executive positions. She became a Vice President of IBM in 1985 and served as President, Communication Products Division from 1986 to 1988 when she was named General Manager, Networking Systems. Mrs. Hancock was elected an IBM Senior Vice President in November 1992 and served as Senior Vice President and Group Executive, Networking Systems, from 1993 to February 1995. Mrs. Hancock is a director of Colgate-Palmolive Company (consumer products) and ROLM Company (telecommunications).

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[insert picture]

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Michael H. Jordan, 58
(Director since 1992)

Mr. Jordan is Chairman and Chief Executive Officer of Westinghouse
Electric Corporation (diversified global technology-based corporation). From 1992 to 1993, he was a principal in Clayton, Dubilier & Rice, Inc. (private investing firm). Mr. Jordan retired in July 1992 as Chairman and Chief Executive Officer of the PepsiCo International Foods and Beverages Division of PepsiCo, Inc. (beverages, snack foods and restaurants) having held various positions with PepsiCo since 1974. Mr. Jordan also is a director of Dell Computer Corporation (personal computers and related services), Melville Corporation (specialty retailer) and Rhone-Poulenc Rorer Inc. (pharmaceuticals) and is also a member of the Advisory Board of Grupo CIMA (healthcare services and hospital investments). Mr. Jordan is Chairman of the Finance Committee and a member of the Committee on Compensation and Organization and the Nominating and Corporate Governance Committee.

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[insert picture]

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Jack D. Kuehler, 62
(Director since 1990)

Mr. Kuehler retired in August 1993 as Vice Chairman and a director of International Business Machines Corporation (information-handling systems, equipment and services), having held various positions with IBM since joining that company in 1958. Prior to his appointment as Vice Chairman of IBM in January 1993, Mr. Kuehler served as President from 1989 to 1993, as Vice Chairman from 1988 to 1989 and as Executive Vice President from 1987 to 1988. Mr. Kuehler also is a director of Olin Corporation (chemical, metal and defense-related products), The Parsons Corporation (heavy construction and engineering services), and Taligent, Inc. (computer software products), and is a member of the National Academy of Engineering, a Fellow of the Institute of Electrical and Electronics Engineers, Inc. and a Fellow of the American Academy of Arts and Sciences. Mr. Kuehler is a member of the Committee on Compensation and Organization, the Investment Committee and the Nominating and Corporate Governance Committee.

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[insert picture]

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Frank R. O'Keefe, Jr., 65
(Director since 1989)

Mr. O'Keefe is currently an independent business consultant. From 1988 to 1990, he was President of Long Wharf Capital Partners, Inc. (business investments). Mr. O'Keefe retired in 1988 as Chairman, President and Chief Executive Officer of Armtek Corporation (producer of automotive materials, components and systems), having held that position since 1986. Prior to that, he served as President and Chief Operating Officer of Armstrong Rubber Company from 1980 to 1986. Mr. O'Keefe also is a director of Southern New England Telecommunications Corporation and The United Illuminating Company. Mr. O'Keefe is Chairman of the Committee on Compensation and Organization and a member of the Committee on Corporate Public Involvement and the Investment Committee.

COMPENSATION AND OTHER INFORMATION
REGARDING DIRECTORS

The Company currently pays a retainer fee of $25,000 a year to outside Directors for Board membership. The Company also pays a $4,000 retainer to such Directors for membership on Committees of the Board ($7,000 in the case of the chairperson of a Committee). In addition, the Company pays $1,000 to outside Directors for attendance at each Board or Committee meeting. Mr. Compton receives no additional compensation for membership on the Board or any of its Committees.

     In 1994, shareholders approved the 1994 Non-Employee Director Deferred Stock Plan ("Director Plan") pursuant to which outside Directors, upon their initial election to the Board, receive a one-time grant of units convertible upon retirement from Board service into 1,500 shares of Common Stock. Additionally, on each December 31 during the term of the Director Plan, each Non-Employee Director who has served for at least six months immediately prior to that date will receive units convertible upon retirement from Board service into 200 shares of Common Stock. Generally, the right to receive such shares is conditioned upon a Director completing three years of Board service after the grant. If, however, service is sooner terminated by reason of death, disability, retirement or acceptance of a position in government service, a Director is entitled to receive the full grant. If a Director terminates Board service prior to three years for any other reason, the Director will be entitled to receive a prorated award. Although Directors receive dividend equivalents, they have no voting rights with respect to the shares that are subject to the grant. The units granted are not transferable. The Director Plan replaced the 1990 Non-Employee Director Deferred Stock Plan which also provided for a one-time grant of units convertible upon retirement into shares of Common Stock.

     Under the optional Directors' Deferred Compensation Plan, outside Directors may defer payment of some or all of their retainer and attendance fees, including dividend equivalents received under the 1990 and 1994 Non-Employee Director Deferred Stock Plans, until after they have resigned or retired (as defined in each Plan) from the Board. During the period of deferral, income on deferred amounts accrues under a formula equal to the rate of interest paid from time to time under the Company's Incentive Savings Plan (ISP) for employees (currently yielding 6.7% a year).

     The Company provides $150,000 of group life insurance for its outside Directors. Optional medical and long-term care coverage for outside Directors and their eligible dependents also is provided to such Directors at a cost similar to that charged to Company employees.

     The Company provides a nonqualified, unfunded pension plan for outside Directors, which is administered by the Nominating and Corporate Governance Committee. Under the plan, outside Directors who retire at age 60 or older with at least five years of service receive an annual retirement benefit equal to the annual Board retainer (currently $25,000) in effect at the time of the Director's retirement payable for life or, on an actuarially reduced basis, for the joint lives of the Director and the Director's spouse. Reduced retirement benefits are payable to outside Directors with at least five years of service who retire between age 50 and age 60. At the discretion of the Nominating and Corporate Governance Committee, full retirement benefits may be provided to an outside Director with at least five years of service who resigns because of a disability and who is not otherwise entitled to such benefits. Following retirement, benefits are subject to cost-of-living adjustments of not more than 3% per year, but cannot be reduced below the amount payable at the time of the Director's retirement. The Nominating and Corporate Governance Committee has the discretion to adapt the plan's eligibility requirements and benefits to meet any special circumstances.

     In 1994, the Board held ten meetings. Each Director attended 75% or more of the aggregate meetings of the Board and the Committees on which he or she served, except for Mr. Greenwald who attended 70% of such meetings.

COMMITTEES OF THE BOARD

The functions and responsibilities of the Committees of the Board are described below.

     - Audit Committee. Composed entirely of outside Directors, this Committee met four times in 1994. The Committee recommends the independent auditors that the full Board nominates for shareholder approval at the Annual Meeting, reviews with the auditors the scope and results of the audit, reviews the Company's financial statements and other financial disclosures, and monitors developments in accounting principles and methods used in presenting financial results. The Committee also consults with internal audit staff and discusses with management the internal audit function, internal accounting control procedures and other internal compliance programs. Miss Franklin (Chairman) and Messrs. Donaldson, Graves and Greenwald are members of this Committee.

     - Committee on Compensation and Organization. Composed entirely of outside Directors, this Committee met eight times in 1994. The Committee administers the 1986 Management Incentive Plan, the 1994 Stock Incentive Plan and the 1984 Stock Option Plan, and reviews and makes recommendations to the Board with respect to the compensation of certain senior executives. The Committee also reviews the Company's overall compensation policy and makes recommendations with respect thereto. Periodically, the Committee reviews senior management succession plans and related matters. Messrs. O'Keefe (Chairman), Barnes, Jordan and Kuehler are members of this Committee.

     - Committee on Corporate Public Involvement. This Committee met four times in 1994. The Committee periodically reviews the manner in which the Company meets its business responsibilities to employees, customers, agents and the public. It also reviews and recommends to the Board the Company's annual philanthropic program. Messrs. Barnes (Chairman), Compton, Graves and O'Keefe are members of this Committee.

     - Nominating and Corporate Governance Committee. This Committee, formerly named the Committee on Directors, is composed entirely of outside Directors. The Committee met seven times in 1994. The Committee reviews the qualifications of all candidates for membership on the Board and the Board Committees. It makes recommendations to the full Board on Director nominees, on the structure, composition and function of Board Committees, and on Director compensation and retirement policy. It reviews conflicts of interest that may affect Directors, and also advises the Board on all other matters concerning corporate governance to the extent specific matters are not the responsibility of other Committees.

     In recommending Director nominees to the Board, this Committee solicits candidate recommendations from its own members, other Directors of the Company and management. Although the Committee does not specifically solicit suggestions for possible candidates from shareholders, the Committee will consider candidates meeting the criteria described below. (Suggestions, together with a description of the proposed nominee's qualifications, other relevant biographical information and an indication of the willingness of the proposed nominee to serve, should be sent to the Committee Chairman, in care of the Corporate Secretary, Aetna Life and Casualty Company, 151 Farmington Avenue, Hartford, Connecticut 06156.)

     Candidates are selected on the basis of several guidelines designed to determine the applicability of the candidate's experience to the business of the Company and its affiliates, the absence of conflicts of interest, and the ability of the candidate to attend meetings regularly and devote an appropriate amount of time in preparation for those meetings. Messrs. Donaldson (Chairman) and Donahue, Miss Franklin, and Messrs. Greenwald, Jordan and Kuehler are members of this Committee.

     - Executive Committee. This Committee met five times in 1994. The Committee reviews quarterly and annual public announcements on earnings and financial results. Additionally, the Committee is authorized to act on behalf of the full Board between regular Board meetings, usually when timing is critical. Messrs. Compton (Chairman), Barnes, Donaldson and Roderick are members of this Committee.

     - Finance Committee. This Committee met three times in 1994. The Committee periodically considers and makes recommendations to the Board concerning matters of corporate finance. Messrs. Jordan (Chairman) and Compton, Miss Franklin, and Messrs. Greenwald and Roderick are members of this Committee.

     - Investment Committee. This Committee met four times in 1994. The Committee oversees the management of Aetna Life & Casualty's investment program and grants authority to Company personnel with respect to day-to-day management of its investment portfolios. The senior management of Aetna Life & Casualty's investment operations presents to the Committee current investment policy and strategy and reports on all investment transactions made pursuant to delegated authority. Additionally, the Committee authorizes major or unusual investments. Messrs. Compton (Chairman), Donahue, Donaldson, Graves, Kuehler and O'Keefe are members of this Committee.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

In the ordinary course of their investment operations, the Company and its subsidiaries acquire, dispose of or continue to hold debt or rely on the credit of other corporations (or their subsidiaries). Since January 1, 1994, such other corporations include Westinghouse Electric Corporation, of which Mr. Jordan was an executive officer in 1994 and UAL Corporation, of which Mr. Greenwald was an executive officer in 1994.

     In the ordinary course of its operations, The Aetna Casualty and Surety Company provided a surety bond in connection with the 1986 refinancing of property owned by Oxford Development
Company/Grant Street (Oxford Development). Mr. Donahue and members of his family acquired in 1983 a limited partnership interest in a partnership which in turn has an indirect beneficial interest in Oxford Development. Neither Mr. Donahue nor members of his family were involved in obtaining, or negotiating the terms of, the surety bond. Mr. Donahue will retire from the Board effective April 28, 1995.

     In the ordinary course of their business operations, subsidiaries of the Company have entered into reinsurance arrangements with Lloyd's of London. Richard L. Huber, Vice Chairman for Strategy and Finance, is an investor in several Lloyd's syndicates. As an investor in a Lloyd's syndicate, he does not exercise control over the syndicate. Additionally, in the ordinary course of his current duties, Mr. Huber is not involved in obtaining or negotiating the terms of the companies' reinsurance arrangements.

     In each of the above cases the Board believes the transactions were made on terms as favorable to the companies as if made with any other person. It is anticipated that the companies will continue to engage in similar transactions. Information has not been provided with respect to relationships and transactions occurring during the period when an Executive Officer or Director of the Company did not hold any such position.

     Mr. Barnes, who became a Director of the Company in 1971, and Miss Franklin, who first became a Director of the Company in 1979, were married in 1986.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

The following table presents, as of December 31, 1994, the names of persons known to the Company to be the beneficial owners of more than 5% of the outstanding shares of its Common Stock. (The information set forth below and in the related footnotes has been furnished by the respective persons.)

- -----------------------------------------------------------------------------------------------

                                                 AMOUNT AND NATURE
NAME AND ADDRESS OF                              OF BENEFICIAL
BENEFICIAL OWNER                                 OWNERSHIP                   PERCENT OF CLASS
- -----------------------------------------------------------------------------------------------
Sanford C. Bernstein & Co., Inc.                 8,573,786 shares(1)               7.6%
One State Street Plaza
New York, New York 10004
Wellington Management Company                    10,090,289 shares(2)             8.96%
75 State Street
Boston, Massachusetts 02109
Mellon Bank Corporation                          10,201,578 shares(3)             9.06%
One Mellon Bank Center
Pittsburgh, Pennsylvania 15258
- -----------------------------------------------------------------------------------------------

(1) Of the reported shares, Sanford C. Bernstein & Co., Inc. reports that it has no voting power with respect to 4,023,967 shares.

(2) Of the reported shares, 8,598,586 shares were held by Wellington Management Company as an investment adviser for the Windsor Fund series of The Windsor Funds, Inc., a mutual fund. Wellington Management Company reports that it has no voting power and shares investment power with respect to such shares. Additionally, Wellington Management Company reports that it shares investment and voting power with respect to 837,700 shares.
(3) Of the reported shares, 6,382,578 (5.67%) are held by Mellon Bank, N.A., as Trustee for the Company's Incentive Savings Plan (ISP). Mellon Bank, N.A. has agreed to vote these shares in accordance with the instructions received from ISP participants. Generally, shares as to which no directions are received are voted by the Trustee in the same percentage as the shares as to which directions have been received. Mellon Bank Corporation disclaims beneficial ownership of all ISP shares that have been allocated to individual ISP participant accounts for which voting directions have been received.

The following table presents, as of February 28, 1995, the beneficial ownership of, and other interests in, shares of Common Stock of each current Director, each Nominee, each executive officer named in the Summary Compensation Table on page 14, and Directors and executive officers of the Company, as a group. (The information set forth below and in the related footnotes on the next page has been furnished by the respective persons.)

  ---------------------------------------------------------------------------------------------------------------------
                                               AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                       SHARES BENEFICIALLY                SHARES
                                          OWNED, EXCLUDING            ACQUIRABLE
                                         SHARES ACQUIRABLE         UPON EXERCISE        TOTAL SHARES              OTHER
NAME OF BENEFICIAL                        UPON EXERCISE OF            OF CERTAIN        BENEFICIALLY       INTERESTS IN
OWNER AND POSITION                         CERTAIN OPTIONS            OPTIONS(1)               OWNED          SHARES(2)
- -----------------------------------------------------------------------------------------------------------------------
Wallace Barnes                                  786 shares                     0          786 shares(3)           1,700
(current Director and Nominee)
Ronald E. Compton                            19,007 shares(4)     137,676 shares      156,683 shares
(current Director, Nominee and
named executive)
John F. Donahue                             208,937 shares                     0      208,937 shares(5)           1,700
(current Director)
William H. Donaldson                            750 shares                     0          750 shares              1,700
(current Director and Nominee)
Barbara Hackman Franklin                        532 shares                     0          532 shares(6)           1,700
(current Director and Nominee)
Earl G. Graves                                  500 shares                     0          500 shares              1,700
(current Director and Nominee)
Gerald Greenwald                              3,000 shares                     0        3,000 shares(7)           1,700
(current Director and Nominee)
Ellen M. Hancock                                400 shares                     0          400 shares(8)
(Nominee)
Michael H. Jordan                             3,000 shares                     0        3,000 shares              1,700
(current Director and Nominee)
Jack D. Kuehler                                 440 shares                     0          440 shares              1,700
(current Director and Nominee)
Frank R. O'Keefe, Jr.                           850 shares                     0          850 shares(9)           1,700
(current Director and Nominee)
David M. Roderick                             8,000 shares                     0        8,000 shares(10)          1,700
(current Director)
Gary G. Benanav                               6,917 shares(11)     53,600 shares       60,517 shares
(named executive)
Daniel P. Kearney                             4,742 shares         42,500 shares       47,242 shares
(named executive)
James W. McLane                               4,506 shares         29,500 shares       34,006 shares
(named executive)
Zoe Baird                                       814 shares         13,667 shares       14,481 shares
(named executive)
Directors and executive                     276,756 shares(12)    348,144 shares      624,900 shares
officers as a group
(21 persons)

- --------------------------------------------------------------------------------
No individual listed above has beneficial ownership of more than 1% of the outstanding shares of Common Stock of the Company.

Unless otherwise noted in the footnotes, each person currently has sole voting and investment powers over the shares set forth above.

NOTES TO BENEFICIAL OWNERSHIP TABLE

- --------------------------------------------------------------------------------

 (1) Represents shares which the beneficial owner named above has the right to acquire within 60 days of February 28, 1995 upon exercise of outstanding stock options.

 (2) Each outside Director has been granted units convertible (according to the terms of the 1990 and 1994 Non-Employee Director Deferred Stock Plans) into shares of Common Stock upon retirement from Board service, subject to certain conditions (see page 8).

 (3) Excludes 532 shares held by his spouse, Miss Franklin, as to which Mr. Barnes disclaims beneficial ownership.

 (4) Includes 6,606 shares held jointly with his spouse, as to which Mr. Compton shares voting and investment powers.

 (5) Represents shares held by a general partnership of which Mr. Donahue and his spouse are partners, together with three affiliated trusts (of which Mr. Donahue and/or his spouse are also trustees and/or beneficiaries). The shares held by the general partnership are for the joint benefit of Mr. Donahue and his spouse.

 (6) Excludes 786 shares held by her spouse, Mr. Barnes, as to which Miss Franklin disclaims beneficial ownership.

 (7) Represents shares held by his spouse, as to which Mr. Greenwald has no voting or investment powers.

 (8) Held jointly with her spouse, as to which Mrs. Hancock shares voting and investment powers.

 (9) Excludes 150 shares held by Revocable Living Trust of which Mrs. O'Keefe is Trustee and beneficiary, and as to which Mr. O'Keefe disclaims beneficial ownership.

(10) Includes 4,000 shares held jointly with his spouse, as to which Mr. Roderick shares voting and investment powers.

(11) Includes 4,326 shares held jointly with his spouse, as to which Mr. Benanav shares voting and investment powers. Excludes 50 shares held by a family member residing in the same household, as to which Mr. Benanav disclaims beneficial ownership.

(12) Directors and executive officers as a group have sole voting and investment powers over 36,796 shares of Common Stock, share voting and investment powers with respect to 228,741 shares of Common Stock, and have no voting or investment powers with respect to 3,000 shares of Common Stock. Included in the number of shares shown in the table are 8,219 shares of Common Stock held under the Company's ISP and beneficially owned by executive officers.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth for the periods indicated certain compensation of the Chairman, President and chief executive officer (CEO) and each of the four most highly compensated executive officers of the Company (other than the CEO) in 1994.


SUMMARY COMPENSATION TABLE
- -------------------------------------------------------------------------------------------------

                                                         LONG-TERM COMPENSATION
                                                        AWARDS            PAYOUTS
                                                        -------------------------
                                 ANNUAL COMPENSATION    SECURITIES      LONG-TERM
                                                        UNDERLYING      INCENTIVE            ALL
NAME AND PRINCIPAL              --------------------         STOCK           PLAN           OTHER
POSITION               YEAR      SALARY     BONUS(2)       OPTIONS     PAYOUTS(4)    COMPENSATION
- -------------------------------------------------------------------------------------------------
Ronald E. Compton       1994     $775,000    $300,000     23,000      $         0   $59,745(5)(6)
Chairman, President     1993      775,000     550,000     33,000                0   68,813
  and
chief executive         1992(1)   775,961           0     65,000(3)             0   75,776
  officer

Gary G. Benanav         1994     $500,000    $ 80,000     16,500      $         0   $   24,844(5)
Executive Vice          1993      405,769     275,500     17,000                0   19,924
  President,
Property/Casualty       1992      380,289           0      7,300                0   18,340

Daniel P. Kearney       1994     $500,000    $200,000     16,500      $         0   $33,820(5)(6)
Executive Vice          1993      476,442     300,000     17,000                0   32,885
  President,
Investments/Financial   1992      485,577           0     12,000                0   29,873
  Services

James W. McLane         1994     $500,000    $200,000     16,500      $         0   $   24,923(5)
Executive Vice          1993      424,615     275,000     17,000                0   21,000
  President,
Health/Group Life       1992      418,077           0      7,300                0   18,625

Zoe Baird               1994     $400,000    $175,000      8,000      $         0   $22,369(5)(6)
Senior Vice President   1993      400,000     245,000     11,000                0   22,347
and General Counsel     1992      354,231           0      5,800           30,000   19,549

- -------------------------------------------------------------------------------------------------

NOTES TO SUMMARY COMPENSATION TABLE

- --------------------------------------------------------------------------------

(1) Mr. Compton became Chairman and chief executive officer of the Company on March 1, 1992.

(2) Represents amounts earned under the Company's 1986 Management Incentive Plan
    (MIP) by the named individual in respect of the year indicated. Annual incentive bonuses payable under MIP are intended to reward executive officers for achieving financial and strategic results. The Committee on Compensation and Organization administers MIP and, subject to the approval of the Board, determines the amount of each award to be granted.

(3) 50,000 of these stock options were granted with tandem stock appreciation rights (SARs).

(4) Represents amounts paid in the year indicated to the named individual under the Company's Performance Unit Plan (PUP). In 1994, PUP was replaced by the 1994 Stock Incentive Plan (see page 18). PUP provided long-term incentive opportunities to key executive employees of the Company and certain of its subsidiaries, and rewarded those employees for superior long-term performance relative to the Company's business objectives and the performance of its insurance company competitors over a period of time, generally four years. The Committee on Compensation and Organization, which administered PUP, designated the participants, established the performance period, and approved the performance measures for the Company and the individual participants. No further payments will be made under PUP.

(5) Includes $38,716, $24,844, $24,957, $24,923 and $20,000 of matching contributions made by the Company under the Incentive Savings Plan (ISP) and the Supplemental ISP for Messrs. Compton, Benanav, Kearney and McLane and Ms. Baird, respectively. The ISP is a profit-sharing thrift plan qualified under the Internal Revenue Code of 1986, as amended (the Code). The Company matches, dollar-for-dollar, amounts deferred by employees under the ISP up to 5% of annual salary. Twenty-five percent of the matching contributions made under the ISP on behalf of officers of the Company is automatically invested in Common Stock. The Company has established the Supplemental ISP to provide the deferred and matching benefits which would have been credited to ISP but for limits imposed by the Employee Retirement Income Security Act (ERISA) and the Code. The Supplemental ISP also is used to provide other benefits not otherwise payable under ISP itself, as provided from time to time by the Company's Board.

(6) Includes $21,029, $8,863 and $2,369, representing the actuarially determined value of the benefit to Messrs. Compton and Kearney and Ms. Baird, respectively, of life insurance premiums paid by the Company under split dollar universal life insurance policies. The Company will recover all of its portion of the premiums paid through the cash surrender value upon the earlier of a participant's attainment of age 65 or death.

STOCK OPTION GRANTS TABLE

The following table sets forth certain information concerning stock options granted during 1994 by the Company to the CEO and each of the four most highly compensated executive officers of the Company (other than the CEO) in 1994. The hypothetical grant date present values of stock options granted in 1994 shown below are presented pursuant to SEC rules and are calculated under the modified Black-Scholes Model for pricing options. The gains, if any, realizable upon exercise of stock options will depend upon the market price of the Company's Common Stock at the time the stock option is exercised relative to the exercise price per share of Common Stock of the stock option. The individuals named below will not be able to realize a gain from the stock options granted unless, during the exercise period, the market price of the Company's Common Stock increases above the exercise price of the options. An increase in the market price of the Company's Common Stock would also benefit the Company's other shareholders.

STOCK OPTION GRANTS IN 1994

- -------------------------------------------------------------------------------------------------------------
                                            INDIVIDUAL GRANTS(1)
                              NUMBER OF        PERCENT OF
                             SECURITIES       TOTAL STOCK
                             UNDERLYING           OPTIONS
                                  STOCK        GRANTED TO      EXERCISE                            GRANT DATE
                                OPTIONS         EMPLOYEES     PRICE PER           EXPIRATION          PRESENT
NAME                            GRANTED           IN 1994         SHARE                 DATE         VALUE(3)
- -------------------------------------------------------------------------------------------------------------
Ronald E. Compton             23,000(2)             2.0%         $55.25       March 25, 2004         $227,718
Gary G. Benanav               16,500(2)             1.5%          55.25       March 25, 2004          163,363
Daniel P. Kearney             16,500(2)             1.5%          55.25       March 25, 2004          163,363
James W. McLane               16,500(2)             1.5%          55.25       March 25, 2004          163,363
Zoe Baird                      8,000(2)              .7%          55.25       March 25, 2004           79,206
- -------------------------------------------------------------------------------------------------------------

(1) Granted under the Company's 1984 Stock Option Plan (the 1984 Plan) which terminated (except with respect to previously awarded options) on April 26, 1994. On April 26, 1994, shareholders approved the Company's 1994 Stock Incentive Plan. (The 1994 Stock Incentive Plan and the 1984 Stock Option Plan are collectively referred to as the "Plans"). The Plans provide for the grant of incentive stock options (ISOs) and non statutory stock options
    (NSOs). The Plans permit participants to use shares of the Company's Common Stock to exercise ISOs and NSOs. The Plans provide that the option price shall not be less than 100% of the fair market value of the Common Stock at the time the option is granted. Under the 1994 Stock Incentive Plan, options may be granted until April 30, 2001.

(2) Date of grant was March 25, 1994; initial exercise date is March 26, 1995; options vest in installments over a period of three-years.

(3) Grant date present values are calculated under the modified Black-Scholes Model. The Black-Scholes Model is a mathematical formula used to value options publicly traded in the securities markets and it assumes that options are freely transferable. Because the employee stock options granted above are not transferable, the Company believes that the grant date present values shown above may be overstated. This formula considers a number of factors to estimate the option's present value. The assumptions made and factors used by the Company in the Black-Scholes Model calculation for the options granted above were as follows: (i) a volatility factor of 0.2544, representing the average of the three-year and ten-year historical volatility factors for the Common Stock; (ii) a risk-free rate of return of 6.68%, representing the 10-year U.S. Treasury bond rate in effect on the date of the option grant; (iii) a dividend yield of 5.0%, representing the Company's then current annual dividend, divided by the Common Stock price on the date of the option grant; and (iv) a ten-year option term, representing the full term of the option granted. To give effect to the three-year vesting period of the options, the value of each option was discounted by 20%, the percentage of options estimated to expire due to turnover of all recipients of options during the vesting period. No further discount to the option value calculated was taken to give effect to the non-transferability of the options or to the exercise or lapse of the options prior to the end of the ten-year option period.

     There is no assurance that the hypothetical present values of stock options presented in the table above represent the actual values of such options. The hypothetical values shown should not be construed as predictions by the Company as to the future value of its Common Stock.

STOCK OPTION EXERCISES AND DECEMBER 31,
1994 STOCK OPTION VALUE TABLE

The following table sets forth certain information concerning stock options exercised during 1994 by the CEO and each of the four most highly compensated executive officers of the Company (other than the CEO) in 1994 and the number and value of specified unexercised options at December 31, 1994. The values of unexercised in-the-money stock options at December 31, 1994 shown below are presented pursuant to SEC rules. There is no assurance that the values of unexercised in-the-money stock options reflected in this table will be realized.

AGGREGATED STOCK OPTION EXERCISES AND
DECEMBER 31, 1994 STOCK OPTION VALUE TABLE

- ------------------------------------------------------------------------------------------------------------------
                                                                                              VALUE OF
                                                                                             UNEXERCISED
                                                NUMBER OF SECURITIES UNDERLYING              IN-THE-MONEY
                          SHARES      VALUE         UNEXERCISED OPTIONS AT                   OPTIONS AT
                        ACQUIRED   REALIZED          DECEMBER 31, 1994(1)               DECEMBER 31, 1994(2)
                            UPON       UPON     -------------------------------    -------------------------------
NAME                    EXERCISE   EXERCISE     EXERCISABLE    UNEXERCISABLE(3)    EXERCISABLE    UNEXERCISABLE(3)
- ------------------------------------------------------------------------------------------------------------------
Ronald E. Compton            200   $    900         130,009              23,000        $83,788                  $0
Gary G. Benanav                0          0          48,100              16,500         75,500                   0
Daniel P. Kearney         12,000    218,610          37,000              16,500         41,375                   0
James W. McLane            5,800    104,650          24,000              16,500         18,625                   0
Zoe Baird                      0          0          11,000               8,000          4,125                   0
- ------------------------------------------------------------------------------------------------------------------

(1) Tandem SARs are attached to all exercisable stock options except for stock options relating to 34,626, 24,300, 17,000, 17,000 and 11,000 shares in the case of Messrs. Compton, Benanav, Kearney and McLane and Ms. Baird, respectively. No tandem SARs are attached to any unexercisable stock options.

(2) Based on the December 30, 1994 closing stock price of $47.125.

(3) Represents stock options which are not vested.

LONG-TERM INCENTIVE AWARDS TABLE

The following table sets forth certain information concerning long-term incentive awards granted to the CEO and each of the four most highly compensated executive officers of the Company (other than the CEO) in 1994 under the Company's 1994 Stock Incentive Plan.

- --------------------------------------------------------------------------------------------------------------------
                                                             PERFORMANCE              ESTIMATED FUTURE PAYOUTS
                                                                OR OTHER                 (IN SHARES) UNDER
                                NUMBER OF                   PERIOD UNTIL            NON-STOCK PRICE BASED PLANS
                            UNITS GRANTED                     MATURATION       -------------------------------------
NAME                           IN 1994(1)                   OR PAYOUT(2)       THRESHOLD       TARGET        MAXIMUM
- --------------------------------------------------------------------------------------------------------------------
Ronald E. Compton                  40,000                    1993 - 1996          20,000       40,000         60,000
Gary G. Benanav                    27,500                    1993 - 1996          13,750       27,500         41,250
Daniel P. Kearney                  27,500                    1993 - 1996          13,750       27,500         41,250
James W. McLane                    27,500                    1993 - 1996          13,750       27,500         41,250
Zoe Baird                          13,000                    1993 - 1996           6,500       13,000         19,500
- --------------------------------------------------------------------------------------------------------------------

(1) The Incentive Units shown above will vest and shares will become payable only to the extent the Company's total return to shareholders over a four-year measurement period (1993-1996) meets or exceeds each of two separate performance objectives. First, the Company's total return to shareholders over the measurement period must at least equal a threshold risk-free rate of return (the Return Threshold), which for these Incentive Units is based on the annual rate of return available on a four-year Treasury note on January 1, 1993 (5.9%) and compounded annually. If the Return Threshold is not met, no Incentive Units will vest. Second, the Company's total return to shareholders over the measurement period must compare favorably to that of the other companies in the Dow Jones Insurance Index (DJII) for the same period. For the Incentive Units to become fully vested, the Company must achieve at least the median level of total shareholder return for the companies in the DJII ("Target Performance"). If the Committee determines that the Company's performance does not at least equal the 33rd percentile of the companies in the DJII (the Performance Threshold), no portion of the Incentive Units will vest regardless of whether the Return Threshold is satisfied.

     In addition to these vesting requirements, the aggregate value of all payments on the initial grant of Incentive Units (together with certain other cash-based long-term awards granted at the same time to senior managers of the Company, its subsidiaries or its affiliates) is capped at 3.0% of the total shareholder return over the measurement period.

     For purposes of determining the total return to shareholders over the measurement period, the change in the price of the Company's Common Stock and of the price of the common stock of each of the companies in the DJII is calculated by comparing the average of the closing stock price of the Company and each other company on the last business day of each week in the 13-week period both preceding the start and the end of the measurement period. The initial value of the Company's Common Stock used to determine total shareholder return over the measurement period for the awards was $44.24. (The starting date for the initial measurement period was January 1, 1993.)

(2) If the Committee determines that the Performance Threshold and the Return Threshold, described above, are met or exceeded over an interim portion of the measurement period ending December 31, 1995, up to 40 percent of the Incentive Units will vest and become payable shortly after December 31, 1995.

PENSION PLAN

The Company provides for its employees a noncontributory, defined benefit pension plan. Retirement benefits are calculated on the basis of (i) the number of years of credited service (maximum credit is 35 years), and (ii) the employee's average annual earnings during the 60 consecutive months out of the last 120 months of service which yield the highest annual compensation. Employees receive service credit for actual years of employment with the Company. Under certain circumstances, determined on a case-by-case basis, additional service credit may be given for employment with affiliated and non-affiliated companies and, as determined by the Company's Board, for the purposes of inducing employment of senior officers or rewarding past service.

     The table below shows the estimated maximum annual retirement benefits payable under the pension plan, at selected earnings levels and after selected periods of credited service, to employees with at least 15 years of credited service who retire at age 65.

PENSION PLAN TABLE

- ---------------------------------------------------------------------------
 AVERAGE
  ANNUAL                        CREDITED YEARS OF SERVICE
 EARNINGS         15           20           25           30           35
- ---------------------------------------------------------------------------
$  400,000     $ 90,000     $120,000     $150,000     $180,000     $210,000
   500,000      113,000      150,000      188,000      225,000      263,000
   600,000      135,000      180,000      225,000      270,000      315,000
   700,000      158,000      210,000      263,000      315,000      368,000
   800,000      180,000      240,000      300,000      360,000      420,000
   900,000      203,000      270,000      338,000      405,000      473,000
 1,000,000      225,000      300,000      375,000      450,000      525,000
 1,100,000      248,000      330,000      413,000      495,000      578,000
- ---------------------------------------------------------------------------

     The term "earnings," as used in the retirement benefits table above, includes annual salaries, annual bonuses paid under MIP and amounts paid under PUP (allocated equally among the years of the performance period to which such payments relate) set forth in the relevant columns of the Summary Compensation Table on page 14. At December 31, 1994, "average annual earnings" for pension plan purposes for Messrs. Compton, Benanav, Kearney and McLane, and Ms. Baird were $920,210, $501,672, $594,613, $539,779 and $463,751, respectively.

     The credited years of service on December 31, 1994 for the persons named in the Summary Compensation Table are as follows: Mr. Compton - 35 years; Mr. Benanav - 22.5 years; Mr. Kearney - 22.8 years; Mr. McLane - 22.9 years; and Ms. Baird - 14.5 years.

     The benefits set forth in the above table do not take into account any reduction for joint and survivorship payments or any offset for Social Security benefits to be received by the employee. After retirement, benefits are subject to cost-of-living adjustments of not more than 3% per year, but cannot be reduced below the amount payable at the time of the individual's retirement.

     ERISA limits the maximum annual benefit that may be accrued under and paid from a tax-qualified plan. As a result, the Company has established a Supplemental Plan to provide benefits (included in the foregoing table) which would exceed the ERISA limit. The Supplemental Plan also is used to pay other pension benefits not otherwise payable under the tax-qualified plan, including certain benefits attributable to management incentive and performance unit awards, additional years of credited service beyond years actually served, additional years of age, and covered compensation in excess of that permitted under the tax-qualified plan.

OTHER AGREEMENTS

The Company administers a Severance Pay Plan under which employees, including the Company's executive officers, terminated without cause may receive up to two weeks of continuing salary for every credited full year of employment to a maximum of one year's salary. Certain benefits continue during the severance pay period.

REPORT OF THE COMMITTEE ON
COMPENSATION AND ORGANIZATION

COMPENSATION POLICIES FOR EXECUTIVE OFFICERS

The Committee on Compensation and Organization consists entirely of outside Directors. The Committee administers the Company's annual and long-term compensation plans, and reviews and makes recommendations to the Board on the Company's executive compensation and overall compensation policy. The Company's executive compensation policy is designed to attract and retain high performing executives and to motivate and reward these executives for business and individual performance and for creating long-term shareholder value.

     The Company uses its executive compensation program to:
- - create a performance-oriented environment in which executive officers can earn variable compensation determined by their achievement of annual and long-term business results;
- - focus executive officers on maximizing shareholder value by awarding them stock-based compensation directly aligned to improvements in shareholder return; and
- - provide executive officers with compensation opportunities that depend on the Company's performance relative to its competitors and improvements in the Company's performance over time.

     The Company's 1994 compensation program for executive officers consisted of four elements: salaries, annual incentive bonuses, stock options and long-term incentive awards. Executive officers are eligible for other benefits as set forth in the Summary Compensation Table (see page 14).

1. Salaries. Salaries for executive officers are established with reference to the competitive marketplace for equivalent jobs. Individual salaries are determined by the executive's level and scope of responsibility within the Company and his or her individual performance. The Committee reviews salaries annually. Working with an outside compensation consultant, the Committee selects for each position a Comparison Group of companies believed to be the Company's major competitors for executive talent for that position. The Comparison Group for each position is selected from a group of approximately 40 insurance, financial services and other companies, including 11 insurance companies, four of which are in the Dow Jones Insurance Index (see page 22). Consistent with the Company's compensation philosophy, executive officers' salaries, collectively, are approximately equal to the median of salaries paid by the Comparison Group.

2. Annual Incentive Bonuses. Annual incentive bonuses payable under the Company's Management Incentive Plan (see page 15) are intended to reward executive officers for achieving financial and strategic goals. These goals are established at the beginning of the year and bonus pool funding is linked directly to their achievement. The Committee sets the amount of annual bonuses payable upon achievement of various levels of financial performance for each business or staff support unit. Seventy-five percent of a business unit's bonus pool depends on its own financial performance, measured by income from continuing operations before realized capital gains and losses, and 25% depends on the Company's consolidated financial performance, measured by net income (adjusted by the Committee to exclude realized capital gains and losses, and items determined to be unusual, nonrecurring or beyond management's control). Forty percent of a staff support unit's bonus pool depends on the Company's consolidated financial performance (as adjusted) and 60% depends on the unit's own financial performance, measured by actual expense level versus budgeted expense level, and by achievement of performance objectives relevant to the unit. Examples include: quality of customer service and effective resolution of legal, regulatory or other important issues affecting the Company. The Chairman's bonus depends solely upon the Company's consolidated financial performance.

     If 100% of a business or staff support unit's financial goal is met, up to 100% of its bonus pool is payable. If 80% of the financial goal is met, up to 50% of the bonus pool is payable. If financial goals are exceeded, up to 200% of the bonus pool is payable. At the Committee's discretion, the amount of a bonus pool may be adjusted upward or downward by up to 20% to take into account strategic results achieved by the business or staff support unit. The principal criteria used by the Committee in assessing a unit's strategic results are re-engineering efforts, positioning of the Company's businesses, expense management, customer service, new product development, use of technology, management of human resources and diversity, and the "quality" of (or sources of) the unit's earnings. The amount of an annual bonus, if any, paid to an executive officer from a bonus pool is determined by the Committee's assessment of that executive's own performance and level of responsibility.

     In 1994, the financial performance of the business and staff units varied; some achieved or exceeded their goal, some did not. The Company's consolidated financial performance was determined by the Committee to be at 88% of the established goal. The bonuses paid to executive officers reflected this performance.

3. Stock Options. The Company uses stock options to align the interests of its executive officers and shareholders in maximizing long-term shareholder value. Stock options may be granted annually to executive officers, at a minimum of 100% of the fair market value of the underlying Common Stock on the date of grant. (See description of the Company's 1984 Stock Option Plan and 1994 Stock Incentive Plan, page 16.) The Committee, working with an outside compensation consultant, grants stock options to position (at targeted performance levels) each executive officer's total direct compensation opportunity (salary, annual bonus, long-term incentive awards and stock options) at a median level relative to similarly positioned executives at companies in the executive officer's Comparison Group. The value of the stock option component of an executive officer's compensation is converted into a specific number of shares subject to option by assigning each share option an estimated realizable value (based on an outside compensation consultant's analysis of the value realized upon exercise of stock options by executives at a large number of diverse major corporations). The stock options granted in 1994 vest over a three-year period.

4. Long-term Incentive Awards. In 1994, the Company replaced its Performance Unit Plan with the 1994 Stock Incentive Plan (approved by Shareholders in 1994, the "1994 Plan"). Incentive Units granted under the 1994 Plan encourage executives to increase the total return provided to the Company's shareholders relative to the total return provided to shareholders of other companies in the Dow Jones Insurance Index. The Incentive Units vest and shares become payable to the extent the Company's total return to shareholders over a four-year measurement period (1993-1996) meets or exceeds each of two preestablished performance objectives (described on page 18). If the two performance objectives are met over an interim portion of the measurement period (1993-1995), up to 40% of the Incentive Units will vest. If the Committee determines that the performance objectives have not been met, no Units will vest.

     The number of Incentive Units granted to each executive officer in 1994 was determined by the Committee, working with an outside compensation consultant, to position, at target performance levels, the executive officer's long-term compensation opportunity for the four-year measurement period at a median level relative to similarly positioned executives in the executive officer's Comparison Group. These awards deliver a below median long-term compensation opportunity for below median performance and above median long-term compensation opportunity for above median performance.

5. Other. The Committee is aware that the Company cannot deduct for tax purposes an executive's compensation to the extent that it exceeds $1,000,000, except under certain circumstances. The Committee believes that tax deductibility is an important, but not the most important, factor in setting executive compensation policy. The 1994 Stock Incentive Plan is designed so that the long-term compensation paid under the Plan will be tax deductible by the Company.

BASIS FOR THE COMPENSATION OF THE CHIEF
EXECUTIVE OFFICER

The Company's executive compensation policy is evidenced by the amount and nature of compensation earned by the Company's Chief Executive Officer for 1994.

1. Salary. Mr. Compton did not receive an increase in salary in 1994 because his salary remained at a competitive median level.

2. Annual Incentive Bonus. The Chairman's bonus depends on the Company's consolidated financial performance, measured by net income, adjusted by the Committee to exclude realized capital gains and losses, and items determined to be unusual, nonrecurring or beyond management control. In 1994, the Committee adjusted net income upward to exclude the negative effect of additions to environmental and asbestos reserves, and downward to exclude the positive effect of reductions in prior year reserves in the Company's personal auto business. As a result, the Committee determined that 88% of the financial goal was achieved. This financial performance was the basis for the Committee's decision to award Mr. Compton a bonus of $300,000, which was lower than the amount awarded for 1993.

3. Stock Options. Mr. Compton was granted stock options with respect to 23,000 shares of Common Stock in 1994 under the guidelines established by the Committee and described elsewhere in this Report.

4. Long-term Incentive Award. Mr. Compton was granted 40,000 Incentive Units under the 1994 Plan. These units will vest and shares will be payable only if the preestablished performance objectives are met. The number of Incentive Units granted was determined by the Committee in the manner described elsewhere in this Report.

THE COMMITTEE ON COMPENSATION
AND ORGANIZATION

FRANK R. O'KEEFE, JR.                                          MICHAEL H. JORDAN
  (CHAIRMAN)                                                     JACK D. KUEHLER
WALLACE BARNES

CORPORATE PERFORMANCE GRAPH

                       FIVE-YEAR CUMULATIVE TOTAL RETURN
                 AETNA, S&P 500 AND DOW JONES INSURANCE INDEX*

                                                                  DOW JONES
     MEASUREMENT PERIOD                                           INSURANCE
   (FISCAL YEAR COVERED)              AETNA         S&P 500         INDEX
1989                                  100.0          100.0          100.0
1990                                   73.5           96.9           88.4
1991                                   88.6          126.3          115.9
1992                                   99.8          135.9          142.4
1993                                  136.2          149.5          148.5
1994                                  112.3          151.6          147.2

* Assumes that any dividends were reinvested in the relevant securities when paid.

- --------------------------------------------------------------------------------

This graph compares the yearly change in the Company's cumulative total shareholder return on its Common Stock (assuming reinvestment of dividends into Common Stock of the Company) with the cumulative total return on the published Standard & Poor's 500 Stock Index (S&P 500) and the cumulative total return on the published Dow Jones Insurance Index (30 insurance companies) (Dow Jones Insurance Index) over the preceding five-year period. It assumes that dividends are reinvested into the Company's Common Stock even though many shareholders do not so reinvest. The graph is presented pursuant to SEC rules. The Company's executive compensation program is based only in part on total shareholder return; it is also based on the Company's financial and strategic results, and the other factors set forth and discussed in the Report of the Committee on Compensation and Organization.

II. APPOINTMENT OF AUDITORS

Following the recommendation of its Audit Committee, the Company's Board of Directors has appointed and recommends shareholder approval of KPMG Peat Marwick LLP as the Company's independent auditors for the current calendar year. The firm has acted in this capacity for the Company since 1972. It is expected that representatives of the firm will be available at the Annual Meeting of Shareholders to make a statement if the firm desires and to respond to appropriate questions.

     The affirmative vote of a majority of the shares represented at the meeting which are entitled to vote is required for approval of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors.

THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE CURRENT CALENDAR YEAR. UNLESS DIRECTED TO THE CONTRARY, THE SHARES REPRESENTED BY THE ENCLOSED PROXY WILL BE VOTED FOR THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS FOR THE CURRENT CALENDAR YEAR.

OTHER INFORMATION AND
1996 SHAREHOLDER PROPOSALS

The Company will bear the cost of soliciting Proxies. In addition to the use of the mails, solicitations may be made by personal interview, telegram or telephone by Directors, officers and employees of the Company and its subsidiaries. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to beneficial owners, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in doing so. To assist in the solicitation of Proxies, the Company has engaged Kissel-Blake Inc., New York, New York, for a fee of $15,000, plus reasonable out-of-pocket expenses.

     To be included in the 1996 Proxy Statement and Proxy Card, shareholder proposals must be received by the Company not later than November 20, 1995. Such proposals must comply with all applicable SEC rules and regulations. Proposals should be forwarded to the Corporate Secretary, Aetna Life and Casualty Company, 151 Farmington Avenue, Hartford, Connecticut 06156.

     The Company's By-Laws require that notice of nominations of persons for election to the Board of Directors, other than those made by or at the direction of the Board of Directors, must be received no later than 90 days before the Annual Meeting. The notice must present certain information concerning the nominee and the shareholder making the nomination. The notice also must include the nominee's written consent to being a nominee and to serving if elected. Notices should be sent to the Corporate Secretary, Aetna Life and Casualty Company, 151 Farmington Avenue, Hartford, Connecticut 06156.

ANNUAL REPORT

The Company's 1994 Annual Report to Shareholders was mailed to shareholders on or about March 9, 1995.

By order of the Board of Directors,

[sig]

Lucille M. Nickerson
Vice President and Corporate Secretary
March 17, 1995

151 Farmington Avenue
Hartford, Connecticut 06156

Cat. 2000703900
Printed on recycled paper.

PROXY

                       AETNA LIFE AND CASUALTY COMPANY

The undersigned appoints Wallace Barnes and William H. Donaldson, and each of them, the proxies of the undersigned, with full power of substitution, to vote the shares of the undersigned at the Annual Meeting of Shareholders of Aetna Life and Casualty Company to be held April 28, 1995 and at any adjournment thereof, and directs said proxies to vote as specified herein on the matters set forth in the Notice of the meeting, and in their discretion on any other matters that may properly come before the meeting or any adjourment thereof.





                                                                COMMON STOCK
                                                              See Reverse Side

       THIS PROXY IS SOLICITED ON BEHALF OF AETNA'S BOARD OF DIRECTORS.


- -------------------------------------------------------------------------------

[X] Please mark your
    votes as in this
    example.

This Proxy when properly executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR Items 1 and 2.

1.  Election of Directors.

    [ ] FOR      [ ] WITHHELD

For, except vote withheld from the following nominee(s):

- --------------------------------------------------------

The Board of Directors recommends a vote FOR Items 1 and 2.

    NOMINEES:
    Wallace Barnes, Ronald E. Compton,
    William H. Donaldson, Barbara Hackman Franklin,
    Earl G. Graves, Gerald Greenwald, Ellen M. Hancock,
    Michael H. Jordan, Jack D. Kuehler,
    Frank R. O'Keefe, Jr.

2.  Approval of KPMG Peat Marwick LLP as Independent Auditors.

    [ ] FOR     [ ] AGAINST      [ ] ABSTAIN



The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

NOTE: Please sign name(s) exactly as printed hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, or for a corporation, please give your title.



- --------------------------------, 1995

- --------------------------------, 1995
SIGNATURE(S)            DATE


- -------------------------------------------------------------------------------

                        AETNA LIFE AND CASUALTY COMPANY

TO:  PARTICIPANTS IN THE INCENTIVE SAVINGS PLAN OF
     AETNA LIFE AND CASUALTY COMPANY

The Incentive Savings Plan Committee has instructed Mellon Bank, N.A., the Trustee under the Incentive Savings Plan (the Plan), to solicit your instructions on how to vote the shares of Aetna Common Capital Stock without par value held by the Trustee on your behalf in accordance with the terms of the Plan and to vote those shares in accordance with your instructions at the Annual Meeting of Shareholders of Aetna Life and Casualty Company to be held on April 28, 1995 and at any adjournment thereof. Please indicate, by checking the appropriate box, how you want these shares voted by the Trustee and return this card to the Trustee by April 21, 1995 in the envelope provided. We would like to remind you that your individual voting instructions are held in strictest confidence and will not be disclosed to the Corporation. In the event you fail to indicate your voting instructions, fail to sign the card, or the card is not received by the Trustee by April 21, your shares will be voted by the Trustee in the same manner and proportion as those shares for which the Trustee receives proper and timely instructions.


                         (continued on reverse side)

1.  ELECTION OF DIRECTORS.

              (Mark only one)

                 FOR                            WITHHOLD
         all nominees listed                    AUTHORITY
         (except as marked                     to vote for
          to the contrary)                    all nominees

                 [ ]                               [ ]

    Nominees:  Wallace Barnes, Ronald E. Compton, Willian H. Donaldson,
               Barbara Hackman Franklin, Earl G. Graves, Gerald Greenwald, Ellen M. Hancock, Michael H. Jordan, Jack D. Kuehler,
               Frank R. O'Keefe, Jr.

(INSTRUCTIONS: To withhold authority to vote for particular nominees, write those nominees' names in the space provided here.)

- ----------------------------------------------------------------------------

2.  Approval of KPMG Peat Marwick LLP as Independent Auditors

            FOR            AGAINST            ABSTAIN

            [ ]              [ ]                [ ]


DATED: ____________________________________, 1995

_________________________________________________
(Please sign exactly as your name appears hereon)

THIS INSTRUCTION CARD IS SOLICITED ON BEHALF OF
AETNAS'S BOARD OF DIRECTORS.

                 "PLEASE MARK INSIDE BLUE BOXES SO THAT DATA
                 PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"